Exhibit 10.34
MANAGEMENT FEE PAYMENT AGREEMENT
This Management Fee Payment Agreement (the “Agreement”) is entered into effective as of May 9, 2011 between the following parties in Dongping County, People’s Republic of China (the “PRC”).

Party A:	Mr. Wang Xuchun Mr. Huang Lingfa Mr. Qiao Binglong Mr. Wang Guo

Party B: Taian Yisheng Management & Consulting Co., Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (“PRC”). Registered Address: Ruixing industry park, Dongping County, Shandong Province, China.
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Party C:	Shandong Xiangrui Pharmacy Co., Ltd Address: Pengji Town, Dongping County, Shandong Province Legal Representative: Mr. Huang Lingfa

WHEREAS, Party A collectively hold a 100% equity interest in Party C .
WHEREAS, Party A, Party B and Party C, have entered into a Proxy Agreement, Exclusive Equity Interest Purchase Agreement (the “Purchase Agreement”) and other agreements.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.	Party A hereby agrees to make the payment stipulated in Article 2 hereunder to Party B, at the time stipulated in Article 3 hereunder, as a fee for serving as a proxy and providing company management (the “Management Fee”).
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2.	The amount of the Management Fee under Article 1 hereof shall be the same as the amount Party A receives as the Transfer Fee from Party B pursuant to the Purchase Agreement.

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3.	Payment of the Management Fee under Article 1 hereof shall coincide with payment of the Transfer Fee under the Purchase Agreement; and the payment of the Management Fee shall be made if Party B exercises its purchase right under the Purchase Agreement.
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4.	This Agreement has been duly executed by each of the Parties and/or their authorized representatives and shall take effect as of the date first set forth above.
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5.	This Agreement shall expire on the date that is twenty-five (25) years following the date hereof, and this Agreement may be extended prior to termination upon the written agreement of each Party.
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6.	Any amendment supplement or rescission of this Agreement shall be effective if made in writing and executed by all of the Parties hereto.

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7	If any of the terms of this Agreement is invalid, illegal or unenforceable due to its non-compliance with applicable law, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.
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8	This Agreement shall be governed by, construed in all respects and performed in accordance with the laws of the PRC.

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9	This Agreement is executed both in Chinese and English in one or more original or facsimile counterparts. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.
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10	The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through mutual agreement and negotiation. In case no settlement can be reached through consultation, each Party may submit such matter to the Shanghai Sub-commission of China International Economic and Trade Arbitration Committee for arbitration. The arbitration shall be held in Shanghai. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. The arbitration award may be submitted to any court with jurisdiction for enforcement.
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[Remainder of Page Left Intentionally Blank — Signature Page Follows]

[Management Fee Payment Agreement —Signature Page]
IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Part A:

By:

	Name:	Mr. Wang Xuchun

By:

	Name:	Mr. Huang Lingfa

By:

	Name:	Mr. Qiao Binglong

By:

	Name:	Mr. Wang Guo

Part B: Taian Yisheng Management & Consulting Co., Ltd.

By:

Name:

Part C: Shandong Xiangrui Pharmacy Co., Ltd

By:

Name:

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